UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2002

FiNet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18108	94-3115180

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2527 Camino Ramon, Suite 200, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)

(925) 242-6600

(Registrant's telephone number, including area code)

Item 5. Other Events.

          On October 23, 2002, FiNet.com, Inc., a Delaware corporation ("FiNet"), announced that it had received notice from The Nasdaq Stock Market, Inc. that FiNet's common stock will be delisted from trading on the Nasdaq SmallCap Market effective with the opening of trading on October 31, 2002, as a result of FiNet not meeting certain minimum listing requirements. FiNet also announced that it expected its common stock to become eligible at such time for trading on the NASD-operated Over-the-Counter Bulletin Board (OTCBB).  There can be no assurance, however, that there will be a market maker for FiNet's securities or that an active market will develop.

A copy of FiNet's press release announcing such events is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. Exhibits.

Exhibit 99.1	Press Release dated October 28, 2002 entitled, "FiNet.com, Inc. Receives Nasdaq Staff Determination Letter Regarding Delisting."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiNet.com, Inc.
(Registrant)

Date: August 31, 2002	By: /s/ L. Daniel Rawitch
L. Daniel Rawitch,
President and Chief Executive Officer